UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2011
AMERICAN INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
180 Maiden Lane
New York, New York 10038

(Address of principal executive offices)
Registrant’s telephone number, including area code: (212) 770-7000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 1, 2011, the Office of the Special Master for TARP Executive Compensation issued a Determination Memorandum to American International Group, Inc. (“AIG”) with respect to AIG’s compensation of its top twenty-five most highly compensated employees (the “Covered Employees”), including named executive officers Robert H. Benmosche, Peter D. Hancock, David L. Herzog, Kris P. Moor and Jay S. Wintrob.
The Determination Memorandum sets annual cash salary levels for the Covered Employees effective January 1, 2011, including cash salary levels for Messrs. Benmosche, Hancock, Herzog, Moor and Wintrob of $3,000,000, $1,800,000, $495,000, $700,000 and $495,000, respectively. The Determination Memorandum also sets annual stock salary levels for the Covered Employees, to be granted in the form of immediately vested AIG restricted common stock or restricted stock units reflecting the value of AIG common stock. The Determination Memorandum sets annual stock salary levels for Messrs. Benmosche, Hancock, Herzog, Moor and Wintrob of $7,500,000, $4,400,000, $4,734,000, $5,300,000 and $5,315,000, respectively. Stock salary will be subject to transfer or payment restrictions over a multi-year period. For Mr. Benmosche, restrictions will lapse on the fifth anniversary of the date of hire, and for Messrs. Hancock, Herzog, Moor and Wintrob, the restrictions will lapse on one-third of the stock salary each year, beginning on the first anniversary of the date of grant.
Some of the Covered Employees are also eligible under the Determination Memorandum to receive 2011 annual long-term incentive awards payable in long-term restricted stock if they achieve performance goals for 2011 and the grants are determined appropriate at that time in light of AIG’s overall circumstances. The Determination Memorandum provides that Messrs. Hancock, Herzog, Moor and Wintrob are eligible for awards of up to $800,000, $1,071,000, $2,000,000 and $1,190,000, respectively. Because Mr. Benmosche has stated that he currently intends to retire before the end of the minimum two-year vesting period required by regulation for any long-term restricted stock he would earn for 2011, the Special Master revised Mr. Benmosche’s compensation structure at AIG’s request to keep his total annual direct compensation opportunity constant but to substitute stock salary for his long-term restricted stock award opportunity.
The Determination Memorandum is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.
Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

10.1	Determination Memorandum, dated April 1, 2011, from the Office of the Special Master for TARP Executive Compensation to AIG

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)
Date: April 1, 2011	By:	/s/ Kathleen E. Shannon
		Name:	Kathleen E. Shannon
		Title:	Senior Vice President and Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Determination Memorandum, dated April 1, 2011, from the Office of the Special Master for TARP Executive Compensation to AIG